UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2016

Gran Tierra Energy Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52594	98-0479924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300, 625 – 11th Avenue S.W. Calgary, Alberta, Canada	T2R 0E1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (403) 265-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth below under Item 5.03 regarding the amendment and restatement of the bylaws of Gran Tierra Energy Inc. (the “Company”) is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 26, 2016, the Board of Directors (the “Board”) of the Company amended and restated its bylaws (the “Bylaws”). The Bylaws were effective immediately and include, among other things, the following changes:

•	Granting stockholders the exclusive authority to fill any director vacancy resulting from the removal of a director by the vote of the stockholders.

•	Establishing the stockholder right to call special meetings of stockholders.

•	Implementing a majority voting standard and director resignation policy for any uncontested election of directors.

•	Clarifying the procedures relating to the appointment of the chairman of a meeting of stockholders and the powers of the chairman to conduct such a meeting.

•	Establishing procedures for stockholder action by written consent.

•	Providing the Board with explicit authority to cancel, postpone or reschedule a stockholder meeting.

•	Providing for additional disclosure requirements for notices of director nominations and stockholder proposals.

•	Designating the District Courts of the State of Nevada as the sole and exclusive forum for certain legal actions, unless the Company consents in writing to the selection of an alternative forum.

The foregoing description of the Bylaws is not complete and is qualified in its entirety by reference to the complete text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

3.1	Eighth Amended and Restated Bylaws of Gran Tierra Energy Inc., effective February 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gran Tierra Energy Inc.

Date: March 3, 2016	By:	/s/ David Hardy
David Hardy
V.P. Legal and General Counsel

EXHIBIT INDEX

3.1	Eighth Amended and Restated Bylaws of Gran Tierra Energy Inc. effective February 26, 2016.